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                                                                    EXHIBIT 10.6

                                 March 31, 1999

National Golf Operating Partnership. L.P.
c/o National Golf Properties, Inc.
2951 28TH Street, Suite 3001
Santa Monica, California 90405
Attn: Scott S. Thompson

Gentlemen/Ladies:

      National Golf Operating Partnership. L.P. ("Borrower") has requested a credit facility in the aggregate principal amount of $2,0000,000 (the "Facility") to be used solely to refinance $175,000,000 of senior notes currently outstanding under the Borrower's existing Note Purchase Agreements and to pay any prepayment premium or "make whole" payment due, and any costs and expenses incurred, in connection therewith. The First National Bank of Chicago ("FNBC") is pleased to provide Borrower with its commitment to provide the Facility on the terms and conditions set forth here, including, without limitation, the following terms:

      Amount:           $200,000,000.0O

      Type of
      Facility:         Term loan facility. FNBC shall have the right, in its
                        discretion, to provide all or a portion of the Facility as a revolving facility.


      Interest Rate:    A rate per annum equal to FNBC's Alternate Base Rate
                        plus 225 basis points, with the Borrower having the option to fix the interest rate on all or portions of the Facility for 30,60,90 or 180 days. to the extent available, at FNBC's Base LIBOR Rate. adjusted for reserves and assessments, plus 350 basis points. FNBC's customary definitions and restrictions regarding the fixed rate options shall apply. The Credit Agreement will contain provisions regarding Borrower's obligation to reimburse Lenders for charges in capital adequacy requirements related to the Facility and customary provisions with regard to fixed rate loans. Interest after default will be 2% per annum in excess of the otherwise applicable rate.

      Security:         The Facility shall be secured by golf course properties
                        owned in fee simple by the Borrower which are acceptable to, and have a value acceptable to, FNBC, FNBC shall have the right, in its discretion, to provide all or a portion of the Aggregate Commitment on an unsecured basis.


      Guarantor:        National Golf Properties, Inc., which shall guaranty
                        full payment of the Facility pursuant to a Guaranty in form and substance satisfactory


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                        to the Lenders

      Maturity:         March 31, 2002 or such later date as FNBC may determine.

      Covenants:        Such terms, covenants (including financial covenants)
                        and conditions as are reasonable and customary for such a transaction and as FNBC deems appropriate.

      Representations
      and Warranties:   Borrower and Guarantor will make representations and
                        warranties as are customary and reasonable for such a transaction as of the closing and in connection with each advance under the Facility.

      Events of
      Default: Such events of default as are customary and reasonable for such a transaction and as FNBC deems appropriate, including without limitation a cross-default to the $300,000,000 Credit Agreement of even date herewith among FNBC, Merrill Lynch Capital Corporation, First Chicago Capital Markets, Inc., Merrill Lynch, Pierce, Penner & Smith Incorporated, the Borrower and the Guarantor and other material obligations of Borrower.

      Assignments:      FNBC shall have the right at any time to sell by
                        participation or assignment all or a portion of the Facility.

      Expenses:         Borrower shall pay on demand all costs, expenses and
                        fees in connection with this Commitment Letter, the Facility and the other transactions contemplated hereunder, whether or not any loan documents are executed pursuant hereto or the Facility is funded.

      First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of FNBC, is pleased to provided Borrower with its undertaking to syndicate all or a portion of the Facility to the Lenders (as hereafter defined).

      While FNBC's agreement herein is to provide the entire amount of the Facility on a fully underwritten basis, FNBC reserves the right to syndicate all or a portion of the Facility to additional lenders (collectively, with FNBC, the "Lenders") with a corresponding reduction in FNBC's commitment. FNBC and FCCM (and their respective agents, officers and employees) will have the right to share with each other information received from Borrower's agents, officers, and employees. FNBC reserves the right to allocate its commitment among its affiliates.

      FNBC shall be entitled to terminate this Commitment Letter and its commitment hereunder if it becomes aware of or otherwise discovers information not actually known by it as of the date hereof that it reasonably believes has had or is reasonably likely to have a material adverse effect on the transactions contemplated by the Commitment or the business, assets, operations, prospects or condition (financial or otherwise) of Borrower, General Partner or their respective subsidiaries (and


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before and after giving effect to the transactions contemplated hereby).

      FNBC's commitment and FCCM's undertaking hereunder are also subject to (a) no disruption or material adverse change (or development reasonably likely to result in a material adverse change) shall have occurred or be continuing in the loan syndication or financial, banking or capital market conditions generally from those in effect on the date hereof that, individually or in the aggregate, in the sole judgment of FNBC and FCCM, is reasonably likely to adversely affect the consummation of the transactions contemplated by the Commitment or adversely affect FCCM's ability to syndicate the Facility; no banking moratorium shall have been declared by federal or New York State banking authorities and shall be continuing, (b) FNBC shall be satisfied that, prior to and during the syndication of the Facility, none of Borrower or Guarantor or any of their respective subsidiaries or affiliates shall have syndicated or issued, attempted to syndicate or issue, or announced or authorized the announcement of the syndication or issuance of any debt facility or debt security of Borrower or any of its subsidiaries, including renewals thereof, other than the Facility and the $300,O00,000.00 revolving credit facility agented by FNBC and initially funded on the date hereof, and (c) none of the Information or Projections (as each capitalized term is defined below) shall be misleading or incorrect in any material respect.

      Borrower hereby represents and covenants that (a) all information and data (excluding financial projections) concerning Borrower, Guarantor and their respective subsidiaries and affiliates or the transactions contemplated by the Commitment that (whether prior to or on or after the date hereof) have been made or will be prepared by or on behalf of you or any of your affiliates, representatives or advisors and that have been or will be made available to FNBC or any Lender in connection with such transactions, taken as a whole (the "Information"), is and will be complete and correct in all material respects and does not and will not taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstance under which such statements are made, and (b) all financial projections concerning the Borrower, Guarantor and their respective subsidiaries and affiliates and the transactions contemplated by the Commitment (the "Projections") that have been made or will be prepared by or on behalf of Borrower or any of its affiliates, representatives or advisors and that have been or will be made available to FNBC or any Lender in connection with the transactions contemplated by the Commitment have been and will be prepared in good faith based upon assumptions believed by Borrower to be reasonable (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond Borrower's control, and that no assurance can be given that any particular Projections will be realized). Borrower agrees to supplement the Information and the Projections from time to time until the date of closing of the transactions contemplated by this Commitment and, if requested by FNBC or FCCM, to supplement the Information and the Projections from time to time for a reasonable period thereafter necessary to complete the syndication of the Facility so that the representation and covenant in the preceding sentence remains correct. In syndicating the Facility, FCCM will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

      FCCM will, in consultation with Borrower. manage all aspects of the syndication, including,


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without limitation, decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. Upon FCCM's acceptance of any such commitment from a Lender, FNBC shall be relieved of its commitment to fund such amount. To assist FCCM in its syndication efforts, Borrower shall (a) provide and to cause its advisors to provide FCCM upon request with all information deemed reasonably necessary by it in order to complete successfully the syndication, including, without limitation, all information and projections prepared by Borrower or on Borrowers behalf relating to the transactions contemplated hereby: (b) cause its advisors and the management of the Borrower to actively participate in, both the preparation of an infomation package regarding the operations and prospects of the Borrower and the presentation of the information to prospective Lenders: and
(c) not make any statement publicly about the Commitment or the Facility which would reasonably be expected to negatively affect FCCM's ability to syndicate the Facility.

      FNBC and FCCM shall be entitled, after consultation with Borrower, to change any or all of the structure, terms or pricing of the Facility if the syndication has not been completed and if FNBC arid FCCM determine that such changes are advisable in order to ensure a successful syndication of the Facility. FCCM's undertaking and FNBC's commitment hereunder are subject to thc agreements in this paragraph.

      Borrower agrees to (i) reimburse FNBC and FCCM for all reasonable out-of-pocket expenses (including the fees of outside counsel and reasonable time charges for inside counsel) incurred in connection with this Commitment Letter and the Fee Letter (as hereinafter defined) (the Commitment Letter and Fee Letter are collectively referred to as the "Commitment"), the transactions contemplated by the Commitment and FNBC's and FCCMs on-going due diligence, including, without limitation, travel expenses and costs incurred in connection with the preparation, negotiation, execution, administration, syndication, and enforcement of any document relating to the transactions contemplated by this Commitment and FNBC's and FCCM'S roles hereunder; (ii) indemnify and hold harmless each of FNBC and FCCM, Lenders and each of their respective officers, employees, agents, attorneys, directors, controlling persons and affiliates (each such person being referred to herein individually as an "Indemnified Person" and collectively as the "Indemnified Persons") against any and all losses, claims, damages, costs, expenses or liabilities of every kind whatsoever to which any Indemnified Person may become subject wider any applicable law or otherwise related to or arising out of or in connection in any way with the Commitment the Facility, the transactions contemplated by the Commitment and the performance by any Indemnified Person of the services contemplated by the Commitment, including, without limitation, expenses incurred in connection with investigating or defending against any liability or action, whether or not a party thereto, except to the extent any of the foregoing is found in a final judgment by a court of competent jurisdiction to have risen from such Indemnified Person's gross negligence or willful misconduct; and (iii) assert no claim against any Indemnified Persons seeking consequential damages on any theory of liability in connection in any way with the transactions which are the subject of the Commitment. The obligations described in this paragraph are independent of all other obligations of Borrower hereunder and under the Loan Documents (as defined below), shall survive the expiration, revocation or termination of the Commitment, and shall be payable whether or not the financing transactions contemplated by the Commitment shall


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close. The respective obligations of FNBC and FCCM wider this Commitment Letter are enforceable solely by the party signing this Commitment Letter and may not be relied upon by any other person. For purposes of enforcing this indemnity, Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any court in the States of Illinois or New York in which a claim arising out of or relating to the services provided under the Commitment is brought against FNBC or FCCM or the Lenders and irrevocably waives any objection as to venue or inconvenient forum. IF THE COMMITMENT, OR ANY ACT, OMISSION OR EVENT DESCRIBED IN THIS PARAGRAPH BECOMES THE SUBJECT OF A DISPUTE, THE PARTIES HERETO EACH HEREBY WAIVE TRIAL BY JURY. Borrower agrees not to settle any claim, litigation or proceeding relating to this transaction (whether or not FNBC or FCCM is a party thereto) unless such settlement releases all Indemnified Persons from any and all liability in respect of such transaction. For purposes of this paragraph, the terms FNBC and FCCM shall include any affiliate of either of them.

      Borrower authorizes each of FNBC and FCCM to answer inquiries from the media with respect to the Facility and, with the prior approval of Borrower, to issue press releases with respect to the Facility. Borrower hereby authorizes each of the FNBC and FCCM, at their respective sole expense and after review of the same by Borrower, to publish such tombstones and give such other publicity to the Facility as each may from time to time determine in its reasonable discretion. The foregoing authorizations shall remain in effect unless the Borrower notifies each in writing that such authorization is revoked.

      The terms set forth above are intended as an outline only and do not purport to summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in definitive legal documentation for the transaction which is the subject of this Commitment Letter. The commitment to make and arrange loans is subject to the negotiation, execution and delivery of a credit agreement (the "Credit Agreement") and other definitive loan documents (collectively, together with the Credit Agreement the "Loan Documents") in form and substance satisfactory to the Borrower, FNBC, FCCM and their respective counsel which Loan Documents will include, without limitation, the covenants and terms set forth herein.

      Please indicate your acceptance of the commitment by FNBC and the undertaking by FCCM in the space indicated below and return a copy of this letter so executed to FNBC and FCCM. Such commitment and undertakings will expire 10 am, (Chicago time) March 31, 1999, unless on or prior to such time FNBC and FCCM shall have received a copy of this letter executed by the Borrower. Notwithstanding timely acceptance of the Commitment pursuant to the preceding sentence, the Commitment will automatically terminate unless definitive Loan Documents are executed on or before the date which is 75 days after the Request Date (as defined in that certain letter agreement among FNBC, FCCM, the Borrower, Merrill Lynch Capital Markets, Inc, and Merrill Lynch, Pierce, Penner & Smith Incorporated). By its acceptance hereof the Borrower agrees to pay FNBC and FCCM the fees described in the fee letter ("Fee Letter") of even date herewith, subject to the terms thereof.

      By accepting delivery of this letter, Borrower hereby agrees that, prior to the execution hereof, Borrower will not disclose, either expressly or impliedly, without FNBC's and FCCM's consent, to any person any of the terms of the Commitment or the fact that the Commitment or the financing proposal represented thereby exist except that Borrower may disclose any of the


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Merrill Lynch Capital Corporation)) or attorney of Borrower to whom, in each case, it is necessary to disclose such information so long as any such employees, advisors or attorneys are directed to observe this confidentiality obligation, Upon Borrower's execution of this Commitment Letter, Borrower may make public disclosure of the existence and the amount of the Aggregate Commitment and Borrower may publicly file a copy of the Commitment Letter (but not the fee Letter), or make such other disclosures if such disclosure is, in the opinion of Borrower's counsel, required by law. Without limiting the generality of the foregoing, Borrower will not make a public disclosure of the Fee Letter without a written opinion of its counsel indicating such disclosure is required by law or regulation. If Borrower does not accept the Commitment, Borrower is to immediately return it and all copies of it to FNBC.

      FNBC resaves the right to assign some or all of its rights and delegate some or all of its responsibilities hereunder to one of its affiliates. This letter supersedes any and all prior versions thereof. This letter shall be governed by the internal laws of the State of Illinois, and may only be amended by a writing signed by both parties.

      We look forward to working with you in this transaction.

                                THE FIRST NATIONAL BANK OF CHICAGO,
                                INDIVIDUALLY AND AS AGENT

                                By: /s/ Tim Greening
                                    ----------------------------------------
                                Title:  First Vice President
                                    ----------------------------------------


                                FIRST CHICAGO CAPITAL MARKETS, INC.,
                                AS ARRANGER

                                By: /s/ Tim Greening
                                    ----------------------------------------
                                Title: Managing Director
                                    ----------------------------------------
Accepted and agreed

NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

By: National Golf Properties, Inc., general partner

By: /s/ Scott S. Thompson
----------------------------------------
Title: Vice President - General Counsel
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Date: 3-31-99
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